SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006 (August 7, 2006)

INVESTORS FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26996	04-3279817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:  (617) 937-6700

No change since last report
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

As previously reported in Investors Financial Services Corp.’s Annual Report on Form 10-K for the year ended December 31, 2005, Investors Financial Services Corp. (the “Company”) and an individual employee of the Company were named in a lawsuit filed by Opus Investment Management, Inc. in the Superior Court of Worcester, Massachusetts on June 27, 2003.  Subsequent to the Company’s second quarter 2006 earnings announcement on July 13, 2006, the parties to the litigation reached settlement in principle.

While the settlement is subject to execution of final settlement agreements and approval by the court, the Company accrued approximately $1.8 million for settlement costs, legal fees and administrative costs in accordance with Statement of Financial Accounting Standards No. 5 — “Accounting for Contingencies.”  This adjustment decreased previously announced second quarter 2006 net income by approximately $1.2 million to $44.3 million and decreased diluted earnings per share by $0.02 to $0.65.

The information contained herein is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS FINANCIAL SERVICES CORP.

By:	/s/Kevin J. Sheehan
Kevin J. Sheehan
Chief Executive Officer and
Chairman of the Board

Dated:  August 7, 2006